UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         February 22, 2010

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e).  On February 22, 2010, Willbros Group, Inc. (the "Registrant") announced that Arlo B. DeKraai, Executive Vice President, is retiring effective February 28, 2010 (the "Termination Date").  Mr. DeKraai will continue in his role as a member of the Registrant's Board of Directors (the "Board").  In connection with Mr. DeKraai's retirement, as of February 25, 2010, the Registrant entered into a Separation Agreement and Release effective on the Termination Date (the "Separation Agreement"), which provides for the termination on the Termination Date of Mr. DeKraai's employment and the Employment Agreement dated November 20, 2007, as amended, between Mr. DeKraai and Integrated Service Company, LLC, a subsidiary of the Registrant (the "Employment Agreement").  The term of the Employment Agreement was three years, commencing on November 20, 2007, and ending on November 19, 2010.  Under the Separation Agreement, Mr. DeKraai will receive (i) a lump sum separation payment in the amount of $300,000 on or before November 30, 2010, (ii) payment of all unused vacation accrued as of the Termination Date, and (iii) continued medical coverage for Mr. DeKraai and his eligible dependents until the earlier of November 30, 2010 or the date he becomes an employee of an employer offering group medical coverage for which he is eligible.  The Separation Agreement provides that Mr. DeKraai will not be entitled to accrual of any further benefits or payments under any plan of the Registrant, other than any vested benefit under any pension or retirement plan sponsored by the Registrant. Mr. DeKraai will be entitled to receive compensation as a non-employee member of the Board beginning December 1, 2010, however, under the Separation Agreement, Mr. DeKraai will decline the initial award of shares of the Registrant's restricted stock that would otherwise be awarded to a new non-employee director under the terms of the Registrant's 2006 Director Restricted Stock Plan.  The Separation Agreement also provides for the accelerated vesting on the Termination Date of 38,193 shares of restricted stock previously granted to Mr. DeKraai pursuant to Restricted Stock Award Agreements under the Registrant's 1996 Stock Plan, as amended, subject to the approval of the Registrant's Compensation Committee.  Under the Separation Agreement, Mr. DeKraai has agreed that, until November 30, 2010, and for so long thereafter as Mr. DeKraai is a member of the Board, he will not compete with the Registrant or any of its affiliates, or solicit any employee of the Registrant or any of its affiliates who was actively employed by the Registrant or any of its affiliates during the period of Mr. DeKraai's employment with the Registrant.  All payments made pursuant to the Separation Agreement shall be subject to applicable withholding taxes.  Under the Separation Agreement, Mr. DeKraai has given the Registrant a release containing customary terms and conditions.

On February 22, 2010, the Registrant issued a press release announcing Mr. DeKraai's retirement.  A copy of the press release dated February 22, 2010, is attached as Exhibit 99.1 to this Form 8-K.

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Item 9.01.  Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

99.1	Press release dated February 22, 2010, issued by the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: February 26, 2010	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 22, 2010, issued by the Registrant.